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                                                                      Exhibit 23


                       Consent of Independent Auditors


The Board of Directors
Union Carbide Corporation


We consent to the incorporation by reference in each of the Registration Statements of Union Carbide Corporation on Form S-3 (Nos. 33-26185, 333-59635 and 333-77305), and on Form S-8 (Nos. 33-22125, 33-53573, 33-58931, 333-38493,
333-38495 and 333-74079) of our reports dated January 22, 2001, except as to note 17, which is as of February 6, 2001, relating to the consolidated balance sheets of Union Carbide Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and cash flows and related schedule for each of the years in the three-year period ended December 31, 2000, appearing in the Report on Form 10-K of Union Carbide Corporation for the year ended December 31, 2000.


                                                /s/ KPMG LLP

Stamford, Connecticut
March 7, 2001